Phoenix

invitation homes

# EARNINGS RELEASE & SUPPLEMENTAL INFORMATION

FOURTH QUARTER 2022

Note: Refer to "Glossary and Reconciliations" for metric definitions and reconciliations of non-GAAP financial measures.
Q4 2022 Earnings Release and Supplemental Information — page 2

Earnings Press Release

Invitation Homes Reports Fourth Quarter 2022 and Full Year 2022 Results
Dallas, TX, February 15, 2023 — Invitation Homes Inc. (NYSE: INVH) ("Invitation Homes" or the "Company"), the nation's premier single-family home leasing company, today announced its Fourth Quarter 2022 and Full Year ("FY") 2022 financial and operating results.

Fourth Quarter 2022 and FY 2022 Highlights
•Year over year, in Q4 2022, total revenues increased 11.5% to $580 million, and property operating and maintenance costs increased 17.8% to $210 million. In FY 2022, total revenues increased 12.1% to $2,238 million, and property operating and maintenance costs increased 11.4% to $786 million.
•In Q4 2022, net income available to common stockholders totaled $100 million or $0.16 per diluted common share. In FY 2022, net income available to common stockholders totaled $383 million or $0.63 per diluted common share.
•Year over year, in Q4 2022, Core FFO per share increased 10.6% to $0.43, and AFFO per share increased 9.2% to $0.36. In FY 2022, Core FFO per share increased 11.6% to $1.67, and AFFO per share increased 10.2% to $1.41.
•In Q4 2022, Same Store NOI increased 3.7% year over year on 7.6% Same Store Core Revenues growth and 16.3% Same Store Core Operating Expenses growth. In FY 2022, Same Store NOI grew 9.1% year over year on 9.0% Same Store Core Revenues growth and 8.6% Same Store Core Operating Expenses growth.
•In Q4 2022, Same Store Average Occupancy was 97.3%, down 80 basis points year over year. In FY 2022, Same Store Average Occupancy was 97.7%, down 50 basis points year over year.
•In Q4 2022, Same Store new lease rent growth of 7.4% and Same Store renewal rent growth of 9.9% drove Same Store blended rent growth of 9.1%, down 200 basis points year over year. In FY 2022, Same Store new lease rent growth of 13.5% and Same Store renewal rent growth of 10.0% drove Same Store blended rent growth of 10.9%, up 210 basis points year over year.
•In Q4 2022, acquisitions by the Company and the Company's joint ventures totaled 166 homes for $64 million while dispositions totaled 199 homes for $67 million. In FY 2022, acquisitions by the Company and the Company's joint ventures totaled 2,502 homes for $1,084 million while dispositions totaled 726 homes for $269 million.
•As previously announced in December 2022, the Company voluntarily prepaid without penalty the outstanding balance of its IH 2018-1 securitization, after drawing the remaining $575 million available under its seven-year unsecured delayed draw term loan that closed in June 2022. As of December 31, 2022, the Company's earliest debt maturity is now due in 2026, 83.1% of the Company's wholly owned properties were unencumbered, 73.7% of the Company's debt was unsecured, and 99.2% of the Company's debt remained at fixed or swapped to fixed rates.

President & Chief Executive Officer Dallas Tanner comments:
"We're pleased to report our fourth quarter and full year 2022 financial and operating results, which reflect the hard work of our associates to deliver an outstanding experience and worry-free lifestyle to our residents. Demand for leasing a single-family home remained strong in the fourth quarter of 2022, as evidenced by our 97.3% same store average occupancy and 9.1% same store blended rental rate growth. Further, we anticipate this strong demand to continue in 2023, along with a lack of sufficient housing supply. With the convenience and premier service we provide our residents, the accessibility our homes offer to great neighborhoods, schools, and job centers, and the thousands of homes we're bringing to market through our homebuilder partners over the next few years, we believe we remain well positioned as a meaningful part of the solution for high quality and flexible housing options."

Glossary & Reconciliations of Non-GAAP Financial and Other Operating Measures
Financial and operating measures found in the Earnings Release and Supplemental Information include certain measures used by Invitation Homes management that are measures not defined under accounting principles generally accepted in the United States ("GAAP"). These measures are defined herein and, as applicable, reconciled to the most comparable GAAP measures.
Note: Refer to "Glossary and Reconciliations" for metric definitions and reconciliations of non-GAAP financial measures.
Q4 2022 Earnings Release and Supplemental Information — page 3

Financial Results

Net Income, FFO, Core FFO, and AFFO Per Share — Diluted

	Q4 2022	Q4 2021	FY 2022	FY 2021
Net income	$0.16	$0.12	$0.63	$0.45
FFO	0.40	0.35	1.51	1.35
Core FFO	0.43	0.39	1.67	1.49
AFFO	0.36	0.33	1.41	1.28

Net Income
Net income per share for Q4 2022 was $0.16, compared to net income per share of $0.12 for Q4 2021. Total revenues and total property operating and maintenance expenses for Q4 2022 were $580 million and $210 million, respectively, compared to $520 million and $178 million, respectively, for Q4 2021.

Net income per share for FY 2022 was $0.63, compared to net income per share of $0.45 for FY 2021. Total revenues and total property operating and maintenance expenses for FY 2022 were $2,238 million and $786 million, respectively, compared to $1,997 million and $706 million, respectively, for FY 2021.

Core FFO
Year over year, Core FFO per share for Q4 2022 increased 10.6% to $0.43, primarily due to NOI growth.

Year over year, Core FFO per share for FY 2022 increased 11.6% to $1.67, primarily due to NOI growth and interest expense savings.

AFFO
Year over year, AFFO per share for Q4 2022 increased 9.2% to $0.36, primarily due to the increase in Core FFO per share described above.

Year over year, AFFO per share for FY 2022 increased 10.2% to $1.41, primarily due to the increase in Core FFO per share described above.

Note: Refer to "Glossary and Reconciliations" for metric definitions and reconciliations of non-GAAP financial measures.
Q4 2022 Earnings Release and Supplemental Information — page 4

Operating Results

Same Store Operating Results Snapshot

Number of homes in Same Store Portfolio:	74,646

	Q4 2022	Q4 2021	FY 2022	FY 2021
Core Revenues growth (year over year)	7.6%		9.0%
Core Operating Expenses growth (year over year)	16.3%		8.6%
NOI growth (year over year)	3.7%		9.1%

Average Occupancy	97.3%	98.1%	97.7%	98.2%
Bad debt % of gross rental revenues (1)	2.0%	1.0%	1.5%	1.4%
Turnover Rate	5.3%	4.7%	21.9%	23.1%

Rental Rate Growth (lease-over-lease):
Renewals	9.9%	8.9%	10.0%	6.7%
New Leases	7.4%	17.1%	13.5%	14.4%
Blended	9.1%	11.1%	10.9%	8.8%

(1)Invitation Homes reserves residents' accounts receivables balances that are aged greater than 30 days as bad debt, under the rationale that a resident's security deposit should cover approximately the first 30 days of receivables. For all resident receivables balances aged greater than 30 days, the amount reserved as bad debt is 100% of outstanding receivables from the resident, less the amount of the resident's security deposit on hand. For the purpose of determining age of receivables, charges are considered to be due based on the terms of the original lease, not based on a payment plan if one is in place. All rental revenues and other property income, in both Total Portfolio and Same Store Portfolio presentations, are reflected net of bad debt.

Revenue Collections Update

	Q4 2022	Q3 2022	Q2 2022	Q1 2022	Pre-COVID Average (2)
Revenues collected % of revenues due: (1)
Revenues collected in same month billed	91%	91%	92%	91%	96%
Late collections of prior month billings	6%	6%	7%	6%	3%
Total collections	97%	97%	99%	97%	99%

(1)Includes both rental revenues and other property income. Rent is considered to be due based on the terms of the original lease, not based on a payment plan if one is in place. Security deposits retained to offset rents due are not included as revenue collected. See "Same Store Operating Results Snapshot," footnote (1), for detail on the Company's bad debt policy.
(2)Represents the period from October 2019 to March 2020.

Same Store NOI
For the Same Store Portfolio of 74,646 homes, Same Store NOI for Q4 2022 increased 3.7% year over year on Same Store Core Revenues growth of 7.6% and Same Store Core Operating Expenses growth of 16.3%.

FY 2022 Same Store NOI increased 9.1% year over year on Same Store Core Revenues growth of 9.0% and Same Store Core Operating Expenses growth of 8.6%.

Same Store Core Revenues
Same Store Core Revenues growth for Q4 2022 of 7.6% year over year was primarily driven by a 9.4% increase in Average Monthly Rent, and a 16.0% increase in other income, net of resident recoveries, offset by an 80 basis points year over year decline in Average Occupancy and a 100 basis points year over year increase in bad debt as a percentage of gross rental revenue. The year over year decline in Average Occupancy was largely attributable to higher vacancy due to increased
Note: Refer to "Glossary and Reconciliations" for metric definitions and reconciliations of non-GAAP financial measures.
Q4 2022 Earnings Release and Supplemental Information — page 5 turnover. Bad debt remained a headwind in Q4 2022 due in part to an outsized impact in California and more specifically, Los Angeles County, where ordinances continue to restrict residential lease compliance options.

FY 2022 Same Store Core Revenues growth of 9.0% year over year was primarily driven by a 9.2% increase in average monthly rent, and a 22.9% increase in other income, net of resident recoveries, offset by a 50 basis points year over year decline in Average Occupancy and a 10 basis points year over year increase in bad debt as a percentage of gross rental revenue.

Same Store Core Operating Expenses
Same Store Core Operating Expenses for Q4 2022 increased 16.3% year over year, primarily driven by higher property tax expense as a result of an outsized catchup in Q4 2022 following an underaccrual in the first three quarters of 2022, higher turnover expense as a result of higher turnover, and inflationary pressures.

FY 2022 Same Store Core Operating Expenses increased 8.6% year over year, primarily driven by inflationary pressures.

Investment Management Activity
Acquisitions for Q4 2022 totaled 166 homes for $64 million through multiple acquisition channels. This included 150 wholly owned homes for $58 million in addition to 16 homes for $6 million in the Company's joint ventures.

Dispositions for Q4 2022 included 185 wholly owned homes for gross proceeds of $61 million and 14 homes for gross proceeds of $6 million in the Company's joint ventures.

In FY 2022, the Company acquired 2,502 homes for $1,084 million, including 1,423 wholly owned homes for $601 million and 1,079 homes for $483 million in the Company's joint ventures. The Company also sold 726 homes for $269 million, including 691 wholly owned homes for $253 million and 35 homes for $16 million in the Company's joint ventures.

Balance Sheet and Capital Markets Activity
As of December 31, 2022, the Company had $1,263 million in available liquidity through a combination of unrestricted cash and undrawn capacity on its revolving credit facility. The Company's total indebtedness as of December 31, 2022 was $7,834 million, consisting of $5,775 million of unsecured debt and $2,059 million of secured debt. Net debt / TTM adjusted EBITDAre was 5.7x at December 31, 2022, down from 6.2x as of December 31, 2021.

As previously announced in December 2022, the Company voluntarily prepaid without penalty the outstanding balance of its IH 2018-1 securitization, after drawing the remaining $575 million available under its seven-year unsecured delayed draw term loan that closed in June 2022. As of December 31, 2022, the Company's earliest debt maturity is now due in 2026, 83.1% of the Company's wholly owned properties were unencumbered, 73.7% of the Company's debt was unsecured, and 99.2% of the Company's debt remained at fixed or swapped to fixed rates.

Dividend
As previously announced on February 3, 2023, the Company's Board of Directors declared a quarterly cash dividend of $0.26 per share of common stock, representing an 18.2% increase over the prior quarterly dividend of $0.22 per share. The dividend will be paid on or before February 28, 2023, to stockholders of record as of the close of business on February 14, 2023.

Note: Refer to "Glossary and Reconciliations" for metric definitions and reconciliations of non-GAAP financial measures.
Q4 2022 Earnings Release and Supplemental Information — page 6

FY 2023 Guidance Details
The Company does not provide guidance for the most comparable GAAP financial measures of net income (loss), total revenues, and property operating and maintenance expense, or a reconciliation of the forward-looking non-GAAP financial measures of Core FFO per share, AFFO per share, Same Store Core Revenues growth, Same Store Core Operating Expenses growth, and Same Store NOI growth to the comparable GAAP financial measures because it is unable to reasonably predict certain items contained in the GAAP measures, including non-recurring and infrequent items that are not indicative of the Company's ongoing operations. Such items include, but are not limited to, impairment on depreciated real estate assets, net (gain)/loss on sale of previously depreciated real estate assets, share-based compensation, casualty loss, non-Same Store revenues, and non-Same Store operating expenses. These items are uncertain, depend on various factors, and could have a material impact on the Company's GAAP results for the guidance period.

FY 2023 Guidance
	FY 2023 Guidance	FY 2022 Actual
Core FFO per share — diluted	$1.73 to $1.81	$1.67
AFFO per share — diluted	$1.43 to $1.51	$1.41

Same Store Core Revenues growth(1)	5.25% to 6.25%	9.0%
Same Store Core Operating Expenses growth(2)	7.5% to 9.5%	8.6%
Same Store NOI growth	4.0% to 5.5%	9.1%

Wholly owned acquisitions(3)	$250 million to $300 million	$601 million
JV acquisitions(3)	$100 million to $300 million	$483 million
Wholly owned dispositions	$250 million to $300 million	$253 million

(1)Embedded within the assumptions for this guidance is slightly lower expected average occupancy versus 2022 due to anticipated higher turnover, as well as elevated bad debt of 25 to 75 basis points higher than 2022.
(2)Embedded within the assumptions for this guidance is an expected increase in property tax expense in a range of 6.5% to 7.5%, higher turnover operating and capital expense as a result of higher expected turnover in 2023, and expectations around continued inflationary pressures. Because real estate taxes were underaccrued in the first three quarters of 2022, the Company anticipates Same Store Core Operating Expenses growth in the mid-teens for first quarter 2023 followed by sequential improvement during the remainder of the year, resulting in the expected range for full year 2023 of 7.5% to 9.5%.
(3)Guidance assumes modest acquisition activity in 2023, with wholly owned acquisitions primarily sourced from the Company's builder partners. The Company intends to maintain an opportunistic approach to growth on balance sheet and in its joint ventures based on actual market conditions throughout the year.

Bridge from FY 2022 Results to FY 2023 Guidance Midpoint
Core FFO/sh
FY 2022 reported result	$1.67

Impact from changes in:
Same Store NOI (1)	0.11
Non-Same Store NOI	0.04
Joint Venture impact	0.01
Property management and G&A expense(2)	(0.03)
Interest expense(3)	(0.02)
Other	(0.01)
Total change	0.10

FY 2023 guidance midpoint	$1.77

(1)     Based on the 2023 Same Store pool, consisting of 77,290 homes as of January 2023.
(2)    Assumes higher property management and G&A expense primarily attributable to inflationary pressures, investments in technology, and additional activities in the Company's joint ventures.
(3)    $0.02 increase in interest expense is due to approximately $0.01 each from higher interest costs as a result of 2022 refinancing activity, and lower capitalized interest due to lower anticipated acquisition volume.

Note: Refer to "Glossary and Reconciliations" for metric definitions and reconciliations of non-GAAP financial measures.
Q4 2022 Earnings Release and Supplemental Information — page 7

Earnings Conference Call Information
Invitation Homes has scheduled a conference call at 11:00 a.m. Eastern Time on February 16, 2023, to discuss results for the fourth quarter of 2022. The domestic dial-in number is 1-844-200-6205, and the international dial-in number is 1-929-526-1599. The access code is 890734. An audio webcast may be accessed at www.invh.com. A replay of the call will be available through March 18, 2023, and can be accessed by calling 1-866-813-9403 (domestic) or 1-929-458-6194 (international) and using the replay access code 635351, or by using the link at www.invh.com.

Supplemental Information
The full text of the Earnings Release and Supplemental Information referenced in this release are available on Invitation Homes' Investor Relations website at www.invh.com.

About Invitation Homes
Invitation Homes, an S&P 500 company, is the nation's premier single-family home leasing company, meeting changing lifestyle demands by providing access to high-quality, updated homes with valued features such as close proximity to jobs and access to good schools. The company's mission, "Together with you, we make a house a home," reflects its commitment to providing homes where individuals and families can thrive and high-touch service that continuously enhances residents' living experiences.

Investor Relations Contact	Media Relations Contact

Scott McLaughlin	Kristi DesJarlais
844.456.INVH (4684)	972.421.3587
IR@InvitationHomes.com	Media@InvitationHomes.com

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which include, but are not limited to, statements related to the Company's expectations regarding the performance of the Company's business, its financial results, its liquidity and capital resources, and other non-historical statements. In some cases, you can identify these forward-looking statements by the use of words such as “outlook,” “guidance,” “believes,” “expects,” “potential,” “continues,” “may,” “will,” “should,” “could,” “seeks,” “projects,” “predicts,” “intends,” “plans,” “estimates,” “anticipates,” or the negative version of these words or other comparable words. Such forward-looking statements are subject to various risks and uncertainties, including, among others, risks inherent to the single-family rental industry and the Company's business model, macroeconomic factors beyond the Company's control, competition in identifying and acquiring properties, competition in the leasing market for quality residents, increasing property taxes, homeowners’ association and insurance costs, poor resident selection and defaults and non-renewals by the Company's residents, the Company's dependence on third parties for key services, risks related to the evaluation of properties, performance of the Company's information technology systems, risks related to the Company's indebtedness, and risks related to the potential negative impact of unfavorable global and United States economic conditions (including inflation and interest rates), uncertainty in financial markets, geopolitical tensions, natural disasters, climate change, and public health crises, including the ongoing COVID-19 pandemic, on the Company’s financial condition, results of operations, cash flows, business, associates, and residents. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements. The Company believes these factors include, but are not limited to, those described under Part I. Item 1A. “Risk Factors” of the Annual Report on Form 10-K for the year ended December 31, 2021 (the "Annual Report"), as such factors may be updated from time to time in the Company's periodic filings with the Securities and Exchange Commission (the "SEC"), which are accessible on the SEC’s website at www.sec.gov. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this release, in the Annual Report, and in the Company's other periodic filings. The forward-looking statements speak only as of the date of this press release, and the Company expressly disclaims any obligation or undertaking to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise, except to the extent otherwise required by law.
Note: Refer to "Glossary and Reconciliations" for metric definitions and reconciliations of non-GAAP financial measures.
Q4 2022 Earnings Release and Supplemental Information — page 8

Consolidated Balance Sheets
($ in thousands, except shares and per share data)

	December 31, 2022	December 31, 2021
	(unaudited)
Assets:
Investments in single-family residential properties, net	$17,030,374	$16,935,322
Cash and cash equivalents	262,870	610,166
Restricted cash	191,057	208,692
Goodwill	258,207	258,207
Investments in unconsolidated joint ventures	280,571	130,395
Other assets, net	513,629	395,064
Total assets	$18,536,708	$18,537,846

Liabilities:
Mortgage loans, net	$1,645,795	$3,055,853
Secured term loan, net	401,530	401,313
Unsecured notes, net	2,518,185	1,921,974
Term loan facilities, net	3,203,567	2,478,122
Revolving facility	—	—
Convertible senior notes, net	—	141,397
Accounts payable and accrued expenses	198,423	193,633
Resident security deposits	175,552	165,167
Other liabilities	70,025	341,583
Total liabilities	8,213,077	8,699,042

Equity:
Stockholders' equity
Preferred stock, $0.01 par value per share, 900,000,000 shares authorized, none outstanding as of December 31, 2022 and 2021	—	—
Common stock, $0.01 par value per share, 9,000,000,000 shares authorized, 611,411,382 and 601,045,438 outstanding as of December 31, 2022 and 2021, respectively	6,114	6,010
Additional paid-in capital	11,138,463	10,873,539
Accumulated deficit	(951,220)	(794,869)
Accumulated other comprehensive income (loss)	97,985	(286,938)
Total stockholders' equity	10,291,342	9,797,742
Non-controlling interests	32,289	41,062
Total equity	10,323,631	9,838,804
Total liabilities and equity	$18,536,708	$18,537,846

Note: Refer to "Glossary and Reconciliations" for metric definitions and reconciliations of non-GAAP financial measures.
Q4 2022 Earnings Release and Supplemental Information — page 9

Consolidated Statements of Operations
($ in thousands, except shares and per share amounts)

	Q4 2022	Q4 2021	FY 2022	FY 2021
	(unaudited)	(unaudited)	(unaudited)
Revenues:
Rental revenues	$524,330	$475,436	$2,028,931	$1,826,768
Other property income	52,180	43,036	197,710	164,954
Management fee revenues	3,326	1,753	11,480	4,893
Total revenues	579,836	520,225	2,238,121	1,996,615

Expenses:
Property operating and maintenance	209,615	177,883	786,351	706,162
Property management expense	22,770	20,173	87,936	71,597
General and administrative	16,921	19,668	74,025	75,815
Interest expense	78,409	79,121	304,092	322,661
Depreciation and amortization	163,318	151,660	638,114	592,135
Impairment and other	5,823	3,046	28,697	8,676
Total expenses	496,856	451,551	1,919,215	1,777,046

Gains (losses) on investments in equity securities, net	61	(3,597)	(3,939)	(9,420)
Other, net	344	(2,654)	(11,261)	(5,835)
Gain on sale of property, net of tax	21,213	14,558	90,699	60,008
Losses from investments in unconsolidated joint ventures	(3,736)	(2,110)	(9,606)	(1,546)

Net income	100,862	74,871	384,799	262,776
Net income attributable to non-controlling interests	(290)	(328)	(1,470)	(1,351)

Net income attributable to common stockholders	100,572	74,543	383,329	261,425
Net income available to participating securities	(146)	(67)	(661)	(327)

Net income available to common stockholders — basic and diluted	$100,426	$74,476	$382,668	$261,098

Weighted average common shares outstanding — basic	611,427,853	598,076,066	609,770,610	577,681,070
Weighted average common shares outstanding — diluted	612,206,225	599,827,368	611,112,396	579,209,523

Net income per common share — basic	$0.16	$0.12	$0.63	$0.45
Net income per common share — diluted	$0.16	$0.12	$0.63	$0.45

Dividends declared per common share	$0.22	$0.17	$0.88	$0.68

Note: Refer to "Glossary and Reconciliations" for metric definitions and reconciliations of non-GAAP financial measures.
Q4 2022 Earnings Release and Supplemental Information — page 10

Supplemental Schedule 1

Reconciliation of FFO, Core FFO, and AFFO
($ in thousands, except shares and per share amounts) (unaudited)

FFO Reconciliation	Q4 2022	Q4 2021	FY 2022	FY 2021
Net income available to common stockholders	$100,426	$74,476	$382,668	$261,098
Net income available to participating securities	146	67	661	327
Non-controlling interests	290	328	1,470	1,351
Depreciation and amortization on real estate assets	161,029	149,753	629,301	585,101
Impairment on depreciated real estate investments	72	—	310	650
Net gain on sale of previously depreciated investments in real estate	(21,213)	(14,558)	(90,699)	(60,008)
Depreciation and net gain on sale of investments in unconsolidated joint ventures	2,051	315	4,907	254
FFO	$242,801	$210,381	$928,618	$788,773

Core FFO Reconciliation	Q4 2022	Q4 2021	FY 2022	FY 2021
FFO	$242,801	$210,381	$928,618	$788,773
Non-cash interest expense related to amortization of deferred financing costs, loan discounts, and non-cash interest expense from derivatives(1)	6,819	8,729	24,326	34,520
Share-based compensation expense	6,397	6,098	28,962	27,170
Legal settlements(2)	—	—	7,400	—
Severance expense	61	557	314	1,057
Casualty losses, net(1)(3)	5,849	3,046	28,485	8,026
(Gains) losses on investments in equity securities, net	(61)	3,597	3,939	9,420
Core FFO	$261,866	$232,408	$1,022,044	$868,966

AFFO Reconciliation	Q4 2022	Q4 2021	FY 2022	FY 2021
Core FFO	$261,866	$232,408	$1,022,044	$868,966
Recurring capital expenditures(1)	(41,090)	(33,968)	(156,147)	(123,405)
Adjusted FFO	$220,776	$198,440	$865,897	$745,561

Net income available to common stockholders
Weighted average common shares outstanding — diluted	612,206,225	599,827,368	611,112,396	579,209,523

Net income per common share — diluted	$0.16	$0.12	$0.63	$0.45

FFO
Numerator for FFO per common share — diluted	$242,801	$212,214	$928,618	$803,137
Weighted average common shares and OP Units outstanding — diluted	614,172,679	611,140,145	613,669,133	593,735,669

FFO per share — diluted	$0.40	$0.35	$1.51	$1.35

Core FFO and Adjusted FFO
Weighted average common shares and OP Units outstanding — diluted	614,172,679	602,631,795	613,669,133	582,442,466

Core FFO per share — diluted	$0.43	$0.39	$1.67	$1.49
AFFO per share — diluted	$0.36	$0.33	$1.41	$1.28

Note: Refer to "Glossary and Reconciliations" for metric definitions and reconciliations of non-GAAP financial measures.
Q4 2022 Earnings Release and Supplemental Information — page 11

Supplemental Schedule 1 (Continued)

(1)Includes the Company's share from unconsolidated joint ventures.
(2)Represents the estimated cost of a global settlement of a multistate putative class action regarding resident late fees. The settlement remains subject to court approval.
(3)Includes $5.0 million and $24.0 million of net estimated losses and damages related to Hurricanes Ian and Nicole for the fourth quarter and year ended December 31, 2022, respectively.

Note: Refer to "Glossary and Reconciliations" for metric definitions and reconciliations of non-GAAP financial measures.
Q4 2022 Earnings Release and Supplemental Information — page 12

Supplemental Schedule 2(a)

Diluted Shares Outstanding
(unaudited)

Weighted Average Amounts for Net Income	Q4 2022	Q4 2021	FY 2022	FY 2021
Common shares — basic	611,427,853	598,076,066	609,770,610	577,681,070
Shares potentially issuable from vesting/conversion of equity-based awards	778,372	1,751,302	1,341,786	1,528,453
Total common shares — diluted	612,206,225	599,827,368	611,112,396	579,209,523

Weighted average amounts for FFO	Q4 2022	Q4 2021	FY 2022	FY 2021
Common shares — basic	611,427,853	598,076,066	609,770,610	577,681,070
OP units — basic	1,737,395	2,538,285	2,338,999	2,939,381
Shares potentially issuable from vesting/conversion of equity-based awards	1,007,431	2,017,444	1,559,524	1,822,015
Shares issuable from the 2022 Convertible Notes	—	8,508,350	—	11,293,203
Total common shares and units — diluted	614,172,679	611,140,145	613,669,133	593,735,669

Weighted average amounts for Core and AFFO	Q4 2022	Q4 2021	FY 2022	FY 2021
Common shares — basic	611,427,853	598,076,066	609,770,610	577,681,070
OP units — basic	1,737,395	2,538,285	2,338,999	2,939,381
Shares potentially issuable from vesting/conversion of equity-based awards	1,007,431	2,017,444	1,559,524	1,822,015
Total common shares and units — diluted	614,172,679	602,631,795	613,669,133	582,442,466

Period end amounts for Core FFO and AFFO	December 31, 2022
Common shares	611,411,382
OP units	1,737,395
Shares potentially issuable from vesting/conversion of equity-based awards	1,203,488
Total common shares and units — diluted	614,352,265

Note: Refer to "Glossary and Reconciliations" for metric definitions and reconciliations of non-GAAP financial measures.
Q4 2022 Earnings Release and Supplemental Information — page 13

Supplemental Schedule 2(b)

Debt Structure and Leverage Ratios — As of December 31, 2022
($ in thousands) (unaudited)

				Wtd Avg	Wtd Avg
				Interest	Years to
Debt Structure	Balance		% of Total	Rate (1)	Maturity (2)
Secured:
Fixed (3)	$1,397,642		17.9%	4.0%	5.6
Floating — swapped to fixed	661,029		8.4%	4.2%	3.0
Floating	—		—%	—%	—
Total secured	2,058,671		26.3%	4.1%	4.8

Unsecured:
Fixed	2,550,000		32.6%	2.8%	8.6
Floating — swapped to fixed	3,158,971		40.3%	4.0%	3.8
Floating	66,029		0.8%	5.7%	6.5
Total unsecured	5,775,000		73.7%	3.5%	6.0

Total Debt:
Fixed + floating swapped to fixed (3)	7,767,642		99.2%	3.6%	5.6
Floating	66,029		0.8%	5.7%	6.5
Total debt	7,833,671		100.0%	3.6%	5.6
Discount/amortization on Note Payable	(13,518)
Deferred financing costs, net	(51,076)
Total debt per Balance Sheet	7,769,077
Retained and repurchased certificates	(88,564)
Cash, ex-security deposits and letters of credit (4)	(275,989)
Deferred financing costs, net	51,076
Unamortized discount on note payable	13,518
Net debt	$7,469,118

Leverage Ratios	December 31, 2022
Net Debt / TTM Adjusted EBITDAre	5.7	x

Credit Ratings	Ratings	Outlook
Fitch Ratings, Inc.	BBB	Stable
Moody's Investor Services	Baa3	Stable
Standard & Poor's Rating Services	BBB-	Stable

Unsecured Facilities Covenant Compliance (5)			Unsecured Public Bond Covenant Compliance (6)
	Actual	Requirement		Actual	Requirement
Total leverage ratio	31.4%	≤ 60%	Aggregate debt ratio	35.6%	≤ 65%
Secured leverage ratio	8.7%	≤ 45%	Secured debt ratio	9.0%	≤ 40%
Unencumbered leverage ratio	27.7%	≤ 60%	Unencumbered assets ratio	318.0%	≥ 150%
Fixed charge coverage ratio	4.5x	≥ 1.5x	Debt service ratio	4.6x	≥ 1.5x
Unsecured interest coverage ratio	6.0x	≥ 1.75x

Note: Refer to "Glossary and Reconciliations" for metric definitions and reconciliations of non-GAAP financial measures.
Q4 2022 Earnings Release and Supplemental Information — page 14

Supplemental Schedule 2(b) (Continued)

(1)Includes the impact of interest rate swaps in place and effective as of December 31, 2022.
(2)Assumes all extension options are exercised.
(3)For the purposes of this table, IH 2019-1, a twelve-year secured term loan reaching final maturity in 2031 that bears interest at a fixed rate for the first 11 years and a floating rate in the twelfth year, is reflected as fixed rate debt.
(4)Represents cash and cash equivalents and the portion of restricted cash that excludes security deposits and letters of credit.
(5)Covenant calculations are specifically defined in the Company's Amended and Restated Revolving Credit and Term Loan Agreement, and summarized in the "Glossary and Reconciliations" section of this report. For the purpose of calculating property value in applicable covenant metrics, properties owned for at least one year are valued by dividing NOI by a 6% capitalization rate (the market standard for residential loans), and properties owned for less than one year are valued at either their gross book value or by dividing NOI by a 6% capitalization rate.
(6)Covenant calculations are specifically defined in the Company's Supplemental Indentures to the Base Indenture for its Senior Notes, which are summarized in the "Glossary and Reconciliations" section of this report. Property values for the purpose of applicable covenant metrics are calculated based on undepreciated book value.

Note: Refer to "Glossary and Reconciliations" for metric definitions and reconciliations of non-GAAP financial measures.
Q4 2022 Earnings Release and Supplemental Information — page 15

Supplemental Schedule 2(c)

Debt Maturity Schedule — As of December 31, 2022
($ in thousands) (unaudited)
			Revolving
	Secured	Unsecured	Credit		% of
Debt Maturities, with Extensions (1)	Debt	Debt	Facility	Balance	Total
2023	—	—	—	—	—%
2024	—	—	—	—	—%
2025	—	—	—	—	—%
2026	661,029	2,500,000	—	3,161,029	40.3%
2027	994,279	—	—	994,279	12.7%
2028	—	750,000	—	750,000	9.6%
2029	—	725,000	—	725,000	9.3%
2030	—	—	—	—	—%
2031	403,363	650,000	—	1,053,363	13.4%
2032	—	600,000	—	600,000	7.7%
2033	—	—	—	—	—%
2034	—	400,000	—	400,000	5.1%
2035	—	—	—	—	—%
2036	—	150,000	—	150,000	1.9%
	2,058,671	5,775,000	—	7,833,671	100.0%
Unamortized discount on note payable	(1,584)	(11,934)	—	(13,518)
Deferred financing costs, net	(9,762)	(41,314)	—	(51,076)
Total per Balance Sheet	$2,047,325	$5,721,752	$—	$7,769,077
	.
(1)Assumes all extension options are exercised.

Note: Refer to "Glossary and Reconciliations" for metric definitions and reconciliations of non-GAAP financial measures.
Q4 2022 Earnings Release and Supplemental Information — page 16

Supplemental Schedule 3(a)

Summary of Operating Information by Home Portfolio
($ in thousands) (unaudited)

Number of Homes, period-end	Q4 2022
Total Portfolio	83,113
Same Store Portfolio	74,646
Same Store % of Total	89.8%

Core Revenues	Q4 2022	Q4 2021	Change YoY	FY 2022	FY 2021	Change YoY
Total Portfolio	$543,871	$491,505	10.7%	$2,104,586	$1,885,967	11.6%
Same Store Portfolio	491,025	456,510	7.6%	1,919,210	1,761,511	9.0%

Core Operating Expenses	Q4 2022	Q4 2021	Change YoY	FY 2022	FY 2021	Change YoY
Total Portfolio	$176,976	$150,916	17.3%	$664,296	$600,407	10.6%
Same Store Portfolio	162,075	139,325	16.3%	607,092	558,809	8.6%

Net Operating Income	Q4 2022	Q4 2021	Change YoY	FY 2022	FY 2021	Change YoY
Total Portfolio	$366,895	$340,589	7.7%	$1,440,290	$1,285,560	12.0%
Same Store Portfolio	328,950	317,185	3.7%	1,312,118	1,202,702	9.1%

Note: Refer to "Glossary and Reconciliations" for metric definitions and reconciliations of non-GAAP financial measures.
Q4 2022 Earnings Release and Supplemental Information — page 17

Supplemental Schedule 3(b)

Same Store Portfolio Core Operating Detail
($ in thousands) (unaudited)

			Change		Change			Change
	Q4 2022	Q4 2021	YoY	Q3 2022	Seq	FY 2022	FY 2021	YoY
Revenues:
Rental revenues (1)	$474,024	$441,853	7.3%	$467,764	1.3%	$1,852,507	$1,707,226	8.5%
Other property income, net (1)(2)(3)	17,001	14,657	16.0%	17,073	(0.4)%	66,703	54,285	22.9%
Core Revenues	491,025	456,510	7.6%	484,837	1.3%	1,919,210	1,761,511	9.0%

Fixed Expenses:
Property taxes(4)	86,884	73,469	18.3%	76,640	13.4%	315,761	292,921	7.8%
Insurance expenses	8,504	8,349	1.9%	8,515	(0.1)%	34,011	33,102	2.7%
HOA expenses	9,371	8,534	9.8%	9,639	(2.8)%	36,355	34,546	5.2%

Controllable Expenses:
Repairs and maintenance, net (5)(6)	22,843	19,892	14.8%	27,349	(16.5)%	92,775	79,993	16.0%
Personnel, leasing and marketing	19,623	19,225	2.1%	19,111	2.7%	76,007	74,859	1.5%
Turnover, net (5)(6)	10,021	6,508	54.0%	9,722	3.1%	33,779	30,200	11.9%
Utilities and property administrative, net (5)(7)	4,829	3,348	44.2%	5,998	(19.5)%	18,404	13,188	39.6%
Core Operating Expenses	162,075	139,325	16.3%	156,974	3.2%	607,092	558,809	8.6%

Net Operating Income	$328,950	$317,185	3.7%	$327,863	0.3%	$1,312,118	$1,202,702	9.1%

(1)All rental revenues and other property income are reflected net of bad debt. Invitation Homes reserves residents' accounts receivables balances that are aged greater than 30 days as bad debt, under the rationale that a resident's security deposit should cover approximately the first 30 days of receivables. For all resident receivables balances aged greater than 30 days, the amount reserved as bad debt is 100% of outstanding receivables from the resident, less the amount of the resident's security deposit on hand. For the purpose of determining age of receivables, charges are considered to be due based on the terms of the original lease, not based on a payment plan if one is in place. Bad debt as a percentage of gross rental revenue in Q4 2022 increased by 100 basis points from Q4 2021.
(2)In light of the COVID-19 pandemic, almost all late fees typically enforced in accordance with lease agreements were not enforced or collected between Q2 2020 and Q1 2021, which resulted in lower other property income, net, during this time period. Since Q2 2021, enforcement and collection of late fees have generally recommenced in all markets where permissible.
(3)Represents other property income net of all resident recoveries, which are reimbursements of charges for which residents are responsible. Same Store resident recoveries totaled $29,554, $25,133, $28,599, $111,815, and $99,107 for Q4 2022, Q4 2021, Q3 2022, FY 2022, and FY 2021, respectively.
(4)For Q4 2022, the year over year increase to property taxes expense was primarily attributable to the underaccrual of property taxes during the first three quarters of 2022, followed by an outsized catch-up during 4Q 2022 as a result of unexpectedly high tax bills, primarily on the Company's homes in Florida and Georgia.
(5)These expenses are presented net of applicable resident recoveries.
(6)For Q4 2022, the year over year increase to turnover expense, net, was primarily attributable to the increase in turnover; for FY 2022, the year over year increase was primarily attributable to inflationary pressures.
(7)For Q4 2022 and FY 2022, the year over year increase to utilities and property administrative expense, net, was primarily attributable to higher lease compliance costs.

Note: Refer to "Glossary and Reconciliations" for metric definitions and reconciliations of non-GAAP financial measures.
Q4 2022 Earnings Release and Supplemental Information — page 18

Supplemental Schedule 3(c)

Same Store Quarterly Operating Trends
(unaudited)

	Q4 2022	Q3 2022	Q2 2022	Q1 2022	Q4 2021

Average Occupancy	97.3%	97.5%	98.0%	98.2%	98.1%
Turnover Rate	5.3%	6.2%	5.8%	4.6%	4.7%
Trailing four quarters Turnover Rate	21.9%	21.3%	21.3%	22.3%	23.1%
Average Monthly Rent	$2,224	$2,181	$2,124	$2,074	$2,033
Rental Rate Growth (lease-over-lease):
Renewals	9.9%	10.2%	10.2%	9.6%	8.9%
New leases	7.4%	15.6%	16.7%	14.9%	17.1%
Blended	9.1%	11.5%	11.7%	10.9%	11.1%

Note: Refer to "Glossary and Reconciliations" for metric definitions and reconciliations of non-GAAP financial measures.
Q4 2022 Earnings Release and Supplemental Information — page 19

Supplemental Schedule 4

Wholly Owned Portfolio Characteristics — As of and for the Quarter Ended December 31, 2022 (1)
(unaudited)

	Number of Homes	Average Occupancy	Average Monthly Rent	Average Monthly Rent PSF	Percent of Revenue
Western United States:
Southern California	7,776	97.5%	$2,873	$1.69	11.5%
Northern California	4,440	96.6%	2,577	1.64	6.1%
Seattle	4,084	93.0%	2,703	1.41	5.8%
Phoenix	8,914	95.9%	1,915	1.14	9.5%
Las Vegas	3,180	95.5%	2,117	1.07	3.5%
Denver	2,670	91.9%	2,422	1.32	3.5%
Western US Subtotal	31,064	95.7%	2,418	1.39	39.9%

Florida:
South Florida	8,402	96.6%	2,734	1.46	12.4%
Tampa	8,637	96.5%	2,123	1.13	10.1%
Orlando	6,457	97.5%	2,070	1.11	7.4%
Jacksonville	1,928	97.4%	2,060	1.04	2.2%
Florida Subtotal	25,424	96.9%	2,306	1.23	32.1%

Southeast United States:
Atlanta	12,657	96.4%	1,875	0.91	12.8%
Carolinas	5,359	96.6%	1,910	0.90	5.5%
Southeast US Subtotal	18,016	96.5%	1,885	0.91	18.3%

Texas:
Houston	2,104	95.9%	1,778	0.92	2.0%
Dallas	2,869	94.7%	2,106	1.02	3.3%
Texas Subtotal	4,973	95.2%	1,966	0.98	5.3%

Midwest United States:
Chicago	2,527	96.8%	2,219	1.38	3.0%
Minneapolis	1,109	94.3%	2,192	1.12	1.4%
Midwest US Subtotal	3,636	96.0%	2,211	1.29	4.4%

Total / Average	83,113	96.2%	$2,232	$1.19	100.0%
Same Store Total / Average	74,646	97.3%	$2,224	$1.19	90.3%

(1)All data is for the total wholly owned portfolio, unless otherwise noted.

Note: Refer to "Glossary and Reconciliations" for metric definitions and reconciliations of non-GAAP financial measures.
Q4 2022 Earnings Release and Supplemental Information — page 20

Supplemental Schedule 5(a)

Same Store Core Revenues Growth Summary — YoY Quarter
($ in thousands, except avg. monthly rent) (unaudited)

		Avg. Monthly Rent			Average Occupancy			Core Revenues
YoY, Q4 2022	Number of Homes	Q4 2022	Q4 2021	Change	Q4 2022	Q4 2021	Change	Q4 2022	Q4 2021	Change
Western United States:
Southern California	7,503	$2,872	$2,702	6.3%	98.0%	98.8%	(0.8)%	$61,106	$59,744	2.3%
Northern California	3,867	2,540	2,377	6.9%	97.8%	98.5%	(0.7)%	28,415	27,192	4.5%
Seattle	3,499	2,681	2,458	9.1%	96.7%	97.1%	(0.4)%	27,417	25,251	8.6%
Phoenix	7,615	1,871	1,672	11.9%	97.0%	98.3%	(1.3)%	43,488	38,604	12.7%
Las Vegas	2,684	2,110	1,907	10.6%	96.3%	98.3%	(2.0)%	16,094	15,292	5.2%
Denver	1,960	2,398	2,264	5.9%	96.0%	97.8%	(1.8)%	14,155	13,413	5.5%
Western US Subtotal	27,128	2,411	2,225	8.4%	97.2%	98.3%	(1.1)%	190,675	179,496	6.2%

Florida:
South Florida	7,770	2,751	2,431	13.2%	97.5%	98.5%	(1.0)%	64,076	57,389	11.7%
Tampa	7,773	2,095	1,873	11.9%	97.4%	98.2%	(0.8)%	49,208	44,386	10.9%
Orlando	5,888	2,049	1,862	10.0%	98.2%	98.1%	0.1%	36,887	33,696	9.5%
Jacksonville	1,838	2,043	1,866	9.5%	97.6%	97.6%	—%	11,289	10,375	8.8%
Florida Subtotal	23,269	2,298	2,057	11.7%	97.7%	98.2%	(0.5)%	161,460	145,846	10.7%

Southeast United States:
Atlanta	11,904	1,871	1,709	9.5%	96.8%	97.9%	(1.1)%	65,301	61,332	6.5%
Carolinas	4,631	1,896	1,762	7.6%	97.6%	98.1%	(0.5)%	26,256	24,504	7.1%
Southeast US Subtotal	16,535	1,878	1,724	8.9%	97.0%	98.0%	(1.0)%	91,557	85,836	6.7%

Texas
Houston	1,889	1,776	1,672	6.2%	97.0%	97.6%	(0.6)%	10,054	9,626	4.4%
Dallas	2,213	2,123	1,958	8.4%	96.7%	96.8%	(0.1)%	14,034	13,099	7.1%
Texas Subtotal	4,102	1,963	1,826	7.5%	96.8%	97.2%	(0.4)%	24,088	22,725	6.0%

Midwest United States:
Chicago	2,512	2,221	2,098	5.9%	97.4%	98.4%	(1.0)%	16,253	15,679	3.7%
Minneapolis	1,100	2,192	2,065	6.2%	95.2%	96.6%	(1.4)%	6,992	6,928	0.9%
Midwest US Subtotal	3,612	2,212	2,088	5.9%	96.8%	97.9%	(1.1)%	23,245	22,607	2.8%

Total / Average	74,646	$2,224	$2,033	9.4%	97.3%	98.1%	(0.8)%	$491,025	$456,510	7.6%

Note: Refer to "Glossary and Reconciliations" for metric definitions and reconciliations of non-GAAP financial measures.
Q4 2022 Earnings Release and Supplemental Information — page 21

Supplemental Schedule 5(a) (Continued)

Same Store Core Revenues Growth Summary — Sequential Quarter
($ in thousands, except avg. monthly rent) (unaudited)

		Avg. Monthly Rent			Average Occupancy			Core Revenues
Seq, Q4 2022	Number of Homes	Q4 2022	Q3 2022	Change	Q4 2022	Q3 2022	Change	Q4 2022	Q3 2022	Change
Western United States:
Southern California	7,503	$2,872	$2,839	1.2%	98.0%	98.2%	(0.2)%	$61,106	$61,607	(0.8)%
Northern California	3,867	2,540	2,520	0.8%	97.8%	97.8%	—%	28,415	28,841	(1.5)%
Seattle	3,499	2,681	2,632	1.9%	96.7%	97.5%	(0.8)%	27,417	27,044	1.4%
Phoenix	7,615	1,871	1,826	2.5%	97.0%	97.2%	(0.2)%	43,488	42,431	2.5%
Las Vegas	2,684	2,110	2,065	2.2%	96.3%	97.2%	(0.9)%	16,094	16,367	(1.7)%
Denver	1,960	2,398	2,374	1.0%	96.0%	97.1%	(1.1)%	14,155	14,010	1.0%
Western US Subtotal	27,128	2,411	2,374	1.6%	97.2%	97.6%	(0.4)%	190,675	190,300	0.2%

Florida:
South Florida	7,770	2,751	2,668	3.1%	97.5%	97.6%	(0.1)%	64,076	62,072	3.2%
Tampa	7,773	2,095	2,043	2.5%	97.4%	97.5%	(0.1)%	49,208	48,058	2.4%
Orlando	5,888	2,049	2,010	1.9%	98.2%	97.5%	0.7%	36,887	35,995	2.5%
Jacksonville	1,838	2,043	2,006	1.8%	97.6%	97.4%	0.2%	11,289	11,189	0.9%
Florida Subtotal	23,269	2,298	2,240	2.6%	97.7%	97.5%	0.2%	161,460	157,314	2.6%

Southeast United States:
Atlanta	11,904	1,871	1,831	2.2%	96.8%	97.3%	(0.5)%	65,301	64,421	1.4%
Carolinas	4,631	1,896	1,864	1.7%	97.6%	97.8%	(0.2)%	26,256	25,951	1.2%
Southeast US Subtotal	16,535	1,878	1,840	2.1%	97.0%	97.4%	(0.4)%	91,557	90,372	1.3%

Texas
Houston	1,889	1,776	1,755	1.2%	97.0%	97.1%	(0.1)%	10,054	10,012	0.4%
Dallas	2,213	2,123	2,086	1.8%	96.7%	97.3%	(0.6)%	14,034	13,856	1.3%
Texas Subtotal	4,102	1,963	1,934	1.5%	96.8%	97.2%	(0.4)%	24,088	23,868	0.9%

Midwest United States:
Chicago	2,512	2,221	2,198	1.0%	97.4%	97.5%	(0.1)%	16,253	16,001	1.6%
Minneapolis	1,100	2,192	2,170	1.0%	95.2%	96.1%	(0.9)%	6,992	6,982	0.1%
Midwest US Subtotal	3,612	2,212	2,190	1.0%	96.8%	97.1%	(0.3)%	23,245	22,983	1.1%

Total / Average	74,646	$2,224	$2,181	2.0%	97.3%	97.5%	(0.2)%	$491,025	$484,837	1.3%

Note: Refer to "Glossary and Reconciliations" for metric definitions and reconciliations of non-GAAP financial measures.
Q4 2022 Earnings Release and Supplemental Information — page 22

Supplemental Schedule 5(a) (Continued)

Same Store Core Revenues Growth Summary — FY
($ in thousands, except avg. monthly rent) (unaudited)

		Avg. Monthly Rent			Average Occupancy			Core Revenues
YoY, FY 2022	Number of Homes	FY 2022	FY 2021	Change	FY 2022	FY 2021	Change	FY 2022		FY 2021	Change
Western United States:
Southern California	7,503	$2,809	$2,645	6.2%	98.3%	98.8%	(0.5)%	$243,222		$228,054	6.7%
Northern California	3,867	2,482	2,308	7.5%	98.1%	98.8%	(0.7)%	113,077		104,890	7.8%
Seattle	3,499	2,604	2,374	9.7%	97.7%	98.1%	(0.4)%	108,049		97,031	11.4%
Phoenix	7,615	1,796	1,600	12.3%	97.6%	98.5%	(0.9)%	167,607		149,107	12.4%
Las Vegas	2,684	2,034	1,824	11.5%	97.4%	98.4%	(1.0)%	64,513		58,758	9.8%
Denver	1,960	2,347	2,204	6.5%	97.2%	97.6%	(0.4)%	55,613		52,481	6.0%
Western US Subtotal	27,128	2,343	2,156	8.7%	97.8%	98.5%	(0.7)%	752,081	752081	690,321	8.9%

Florida:
South Florida	7,770	2,620	2,346	11.7%	98.1%	98.1%	—%	245,467		220,203	11.5%
Tampa	7,773	2,007	1,807	11.1%	97.8%	98.2%	(0.4)%	189,888		171,790	10.5%
Orlando	5,888	1,976	1,807	9.4%	98.0%	98.0%	—%	142,236		130,449	9.0%
Jacksonville	1,838	1,976	1,811	9.1%	97.6%	98.4%	(0.8)%	44,084		40,819	8.0%
Florida Subtotal	23,269	2,202	1,987	10.8%	97.9%	98.1%	(0.2)%	621,675		563,261	10.4%

Southeast United States:
Atlanta	11,904	1,809	1,651	9.6%	97.4%	98.1%	(0.7)%	256,294		236,445	8.4%
Carolinas	4,631	1,844	1,709	7.9%	97.8%	98.2%	(0.4)%	103,299		95,767	7.9%
Southeast US Subtotal	16,535	1,819	1,667	9.1%	97.5%	98.1%	(0.6)%	359,593		332,212	8.2%

Texas
Houston	1,889	1,737	1,636	6.2%	97.3%	97.7%	(0.4)%	39,664		37,456	5.9%
Dallas	2,213	2,060	1,913	7.7%	97.1%	97.7%	(0.6)%	54,724		50,847	7.6%
Texas Subtotal	4,102	1,911	1,785	7.1%	97.2%	97.7%	(0.5)%	94,388		88,303	6.9%

Midwest United States:
Chicago	2,512	2,174	2,056	5.7%	97.9%	98.5%	(0.6)%	63,704		61,063	4.3%
Minneapolis	1,100	2,144	2,017	6.3%	96.4%	97.2%	(0.8)%	27,769		26,351	5.4%
Midwest US Subtotal	3,612	2,165	2,044	5.9%	97.4%	98.1%	(0.7)%	91,473		87,414	4.6%

Total / Average	74,646	$2,151	$1,970	9.2%	97.7%	98.2%	(0.5)%	$1,919,210		$1,761,511	9.0%

Note: Refer to "Glossary and Reconciliations" for metric definitions and reconciliations of non-GAAP financial measures.
Q4 2022 Earnings Release and Supplemental Information — page 23

Supplemental Schedule 5(b)

Same Store NOI Growth and Margin Summary — YoY Quarter
($ in thousands) (unaudited)

	Core Revenues			Core Operating Expenses			Net Operating Income			Core NOI Margin
YoY, Q4 2022	Q4 2022	Q4 2021	Change	Q4 2022	Q4 2021	Change	Q4 2022	Q4 2021	Change	Q4 2022	Q4 2021
Western United States:
Southern California	$61,106	$59,744	2.3%	$15,122	$17,124	(11.7)%	$45,984	$42,620	7.9%	75.3%	71.3%
Northern California	28,415	27,192	4.5%	6,446	7,178	(10.2)%	21,969	20,014	9.8%	77.3%	73.6%
Seattle	27,417	25,251	8.6%	7,286	6,979	4.4%	20,131	18,272	10.2%	73.4%	72.4%
Phoenix	43,488	38,604	12.7%	8,942	7,689	16.3%	34,546	30,915	11.7%	79.4%	80.1%
Las Vegas	16,094	15,292	5.2%	3,906	3,141	24.4%	12,188	12,151	0.3%	75.7%	79.5%
Denver	14,155	13,413	5.5%	2,806	2,479	13.2%	11,349	10,934	3.8%	80.2%	81.5%
Western US Subtotal	190,675	179,496	6.2%	44,508	44,590	(0.2)%	146,167	134,906	8.3%	76.7%	75.2%

Florida:
South Florida	64,076	57,389	11.7%	26,406	22,036	19.8%	37,670	35,353	6.6%	58.8%	61.6%
Tampa	49,208	44,386	10.9%	19,525	16,553	18.0%	29,683	27,833	6.6%	60.3%	62.7%
Orlando	36,887	33,696	9.5%	12,721	10,944	16.2%	24,166	22,752	6.2%	65.5%	67.5%
Jacksonville	11,289	10,375	8.8%	4,129	3,511	17.6%	7,160	6,864	4.3%	63.4%	66.2%
Florida Subtotal	161,460	145,846	10.7%	62,781	53,044	18.4%	98,679	92,802	6.3%	61.1%	63.6%

Southeast United States:
Atlanta	65,301	61,332	6.5%	25,565	17,595	45.3%	39,736	43,737	(9.1)%	60.9%	71.3%
Carolinas	26,256	24,504	7.1%	6,884	6,402	7.5%	19,372	18,102	7.0%	73.8%	73.9%
Southeast US Subtotal	91,557	85,836	6.7%	32,449	23,997	35.2%	59,108	61,839	(4.4)%	64.6%	72.0%

Texas
Houston	10,054	9,626	4.4%	5,755	4,501	27.9%	4,299	5,125	(16.1)%	42.8%	53.2%
Dallas	14,034	13,099	7.1%	6,942	4,907	41.5%	7,092	8,192	(13.4)%	50.5%	62.5%
Texas Subtotal	24,088	22,725	6.0%	12,697	9,408	35.0%	11,391	13,317	(14.5)%	47.3%	58.6%

Midwest United States:
Chicago	16,253	15,679	3.7%	7,067	6,121	15.5%	9,186	9,558	(3.9)%	56.5%	61.0%
Minneapolis	6,992	6,928	0.9%	2,573	2,165	18.8%	4,419	4,763	(7.2)%	63.2%	68.8%
Midwest US Subtotal	23,245	22,607	2.8%	9,640	8,286	16.3%	13,605	14,321	(5.0)%	58.5%	63.3%

Same Store Total / Average	$491,025	$456,510	7.6%	$162,075	$139,325	16.3%	$328,950	$317,185	3.7%	67.0%	69.5%

Note: Refer to "Glossary and Reconciliations" for metric definitions and reconciliations of non-GAAP financial measures.
Q4 2022 Earnings Release and Supplemental Information — page 24

Supplemental Schedule 5(b) (Continued)

Same Store NOI Growth and Margin Summary — Sequential Quarter
($ in thousands) (unaudited)

	Core Revenues			Core Operating Expenses			Net Operating Income			Core NOI Margin
Seq, Q4 2022	Q4 2022	Q3 2022	Change	Q4 2022	Q3 2022	Change	Q4 2022	Q3 2022	Change	Q4 2022	Q3 2022
Western United States:
Southern California	$61,106	$61,607	(0.8)%	$15,122	$18,366	(17.7)%	$45,984	$43,241	6.3%	75.3%	70.2%
Northern California	28,415	28,841	(1.5)%	6,446	8,025	(19.7)%	21,969	20,816	5.5%	77.3%	72.2%
Seattle	27,417	27,044	1.4%	7,286	7,129	2.2%	20,131	19,915	1.1%	73.4%	73.6%
Phoenix	43,488	42,431	2.5%	8,942	10,068	(11.2)%	34,546	32,363	6.7%	79.4%	76.3%
Las Vegas	16,094	16,367	(1.7)%	3,906	3,988	(2.1)%	12,188	12,379	(1.5)%	75.7%	75.6%
Denver	14,155	14,010	1.0%	2,806	2,938	(4.5)%	11,349	11,072	2.5%	80.2%	79.0%
Western US Subtotal	190,675	190,300	0.2%	44,508	50,514	(11.9)%	146,167	139,786	4.6%	76.7%	73.5%

Florida:
South Florida	64,076	62,072	3.2%	26,406	23,912	10.4%	37,670	38,160	(1.3)%	58.8%	61.5%
Tampa	49,208	48,058	2.4%	19,525	18,474	5.7%	29,683	29,584	0.3%	60.3%	61.6%
Orlando	36,887	35,995	2.5%	12,721	12,363	2.9%	24,166	23,632	2.3%	65.5%	65.7%
Jacksonville	11,289	11,189	0.9%	4,129	3,767	9.6%	7,160	7,422	(3.5)%	63.4%	66.3%
Florida Subtotal	161,460	157,314	2.6%	62,781	58,516	7.3%	98,679	98,798	(0.1)%	61.1%	62.8%

Southeast United States:
Atlanta	65,301	64,421	1.4%	25,565	20,019	27.7%	39,736	44,402	(10.5)%	60.9%	68.9%
Carolinas	26,256	25,951	1.2%	6,884	7,543	(8.7)%	19,372	18,408	5.2%	73.8%	70.9%
Southeast US Subtotal	91,557	90,372	1.3%	32,449	27,562	17.7%	59,108	62,810	(5.9)%	64.6%	69.5%

Texas
Houston	10,054	10,012	0.4%	5,755	4,772	20.6%	4,299	5,240	(18.0)%	42.8%	52.3%
Dallas	14,034	13,856	1.3%	6,942	5,591	24.2%	7,092	8,265	(14.2)%	50.5%	59.6%
Texas Subtotal	24,088	23,868	0.9%	12,697	10,363	22.5%	11,391	13,505	(15.7)%	47.3%	56.6%

Midwest United States:
Chicago	16,253	16,001	1.6%	7,067	7,467	(5.4)%	9,186	8,534	7.6%	56.5%	53.3%
Minneapolis	6,992	6,982	0.1%	2,573	2,552	0.8%	4,419	4,430	(0.2)%	63.2%	63.4%
Midwest US Subtotal	23,245	22,983	1.1%	9,640	10,019	(3.8)%	13,605	12,964	4.9%	58.5%	56.4%

Same Store Total / Average	$491,025	$484,837	1.3%	$162,075	$156,974	3.2%	$328,950	$327,863	0.3%	67.0%	67.6%

Note: Refer to "Glossary and Reconciliations" for metric definitions and reconciliations of non-GAAP financial measures.
Q4 2022 Earnings Release and Supplemental Information — page 25

Supplemental Schedule 5(b) (Continued)

Same Store NOI Growth and Margin Summary — FY
($ in thousands) (unaudited)

	Core Revenues			Core Operating Expenses			Net Operating Income			Core NOI Margin
YoY, FY 2022	FY 2022	FY 2021	Change	FY 2022	FY 2021	Change	FY 2022	FY 2021	Change	FY 2022	FY 2021
Western United States:
Southern California	$243,222	$228,054	6.7%	$67,294	$67,622	(0.5)%	$175,928	$160,432	9.7%	72.3%	70.3%
Northern California	113,077	104,890	7.8%	29,306	28,557	2.6%	83,771	76,333	9.7%	74.1%	72.8%
Seattle	108,049	97,031	11.4%	28,632	26,573	7.7%	79,417	70,458	12.7%	73.5%	72.6%
Phoenix	167,607	149,107	12.4%	35,411	32,199	10.0%	132,196	116,908	13.1%	78.9%	78.4%
Las Vegas	64,513	58,758	9.8%	14,477	13,126	10.3%	50,036	45,632	9.7%	77.6%	77.7%
Denver	55,613	52,481	6.0%	10,797	10,651	1.4%	44,816	41,830	7.1%	80.6%	79.7%
Western US Subtotal	752,081	690,321	8.9%	185,917	178,728	4.0%	566,164	511,593	10.7%	75.3%	74.1%

Florida:
South Florida	245,467	220,203	11.5%	95,215	88,436	7.7%	150,252	131,767	14.0%	61.2%	59.8%
Tampa	189,888	171,790	10.5%	71,131	64,895	9.6%	118,757	106,895	11.1%	62.5%	62.2%
Orlando	142,236	130,449	9.0%	48,326	44,287	9.1%	93,910	86,162	9.0%	66.0%	66.1%
Jacksonville	44,084	40,819	8.0%	15,047	13,931	8.0%	29,037	26,888	8.0%	65.9%	65.9%
Florida Subtotal	621,675	563,261	10.4%	229,719	211,549	8.6%	391,956	351,712	11.4%	63.0%	62.4%

Southeast United States:
Atlanta	256,294	236,445	8.4%	82,655	71,477	15.6%	173,639	164,968	5.3%	67.7%	69.8%
Carolinas	103,299	95,767	7.9%	28,015	25,789	8.6%	75,284	69,978	7.6%	72.9%	73.1%
Southeast US Subtotal	359,593	332,212	8.2%	110,670	97,266	13.8%	248,923	234,946	5.9%	69.2%	70.7%

Texas
Houston	39,664	37,456	5.9%	19,632	17,388	12.9%	20,032	20,068	(0.2)%	50.5%	53.6%
Dallas	54,724	50,847	7.6%	22,995	19,681	16.8%	31,729	31,166	1.8%	58.0%	61.3%
Texas Subtotal	94,388	88,303	6.9%	42,627	37,069	15.0%	51,761	51,234	1.0%	54.8%	58.0%

Midwest United States:
Chicago	63,704	61,063	4.3%	28,557	25,706	11.1%	35,147	35,357	(0.6)%	55.2%	57.9%
Minneapolis	27,769	26,351	5.4%	9,602	8,491	13.1%	18,167	17,860	1.7%	65.4%	67.8%
Midwest US Subtotal	91,473	87,414	4.6%	38,159	34,197	11.6%	53,314	53,217	0.2%	58.3%	60.9%

Same Store Total / Average	$1,919,210	$1,761,511	9.0%	$607,092	$558,809	8.6%	$1,312,118	$1,202,702	9.1%	68.4%	68.3%

Note: Refer to "Glossary and Reconciliations" for metric definitions and reconciliations of non-GAAP financial measures.
Q4 2022 Earnings Release and Supplemental Information — page 26

Supplemental Schedule 5(c)

Same Store Lease-Over-Lease Rent Growth
(unaudited)

	Rental Rate Growth
	Q4 2022			FY 2022
	Renewal	New	Blended	Renewal	New	Blended
	Leases	Leases	Average	Leases	Leases	Average
Western United States:
Southern California	6.9%	8.7%	7.4%	7.1%	13.4%	8.5%
Northern California	7.5%	5.9%	7.0%	8.0%	11.1%	8.7%
Seattle	9.7%	5.6%	8.5%	9.9%	10.6%	10.1%
Phoenix	11.4%	6.4%	9.8%	12.5%	16.2%	13.5%
Las Vegas	9.9%	2.4%	7.3%	11.5%	13.3%	12.0%
Denver	7.6%	1.6%	5.2%	6.8%	7.6%	7.0%
Western US Subtotal	8.8%	5.9%	7.9%	9.3%	12.7%	10.1%

Florida:
South Florida	13.7%	10.6%	12.8%	13.7%	17.9%	14.6%
Tampa	11.5%	10.8%	11.2%	11.8%	17.4%	13.4%
Orlando	10.2%	8.1%	9.5%	8.9%	16.7%	11.1%
Jacksonville	9.8%	3.6%	7.5%	9.1%	11.8%	9.9%
Florida Subtotal	12.1%	9.5%	11.3%	11.8%	16.9%	13.1%

Southeast United States:
Atlanta	9.7%	9.0%	9.5%	9.9%	13.9%	10.9%
Carolinas	8.5%	7.2%	8.1%	8.6%	9.0%	8.7%
Southeast US Subtotal	9.4%	8.5%	9.1%	9.6%	12.3%	10.3%

Texas
Houston	6.8%	2.4%	5.6%	7.0%	6.5%	6.9%
Dallas	8.9%	6.1%	7.7%	8.9%	9.8%	9.2%
Texas Subtotal	7.9%	4.8%	6.8%	8.1%	8.6%	8.2%

Midwest United States:
Chicago	6.9%	4.8%	6.1%	7.1%	7.7%	7.3%
Minneapolis	7.6%	(0.7)%	4.0%	8.1%	4.4%	6.9%
Midwest US Subtotal	7.2%	2.6%	5.4%	7.4%	6.5%	7.1%

Total / Average	9.9%	7.4%	9.1%	10.0%	13.5%	10.9%

Note: Refer to "Glossary and Reconciliations" for metric definitions and reconciliations of non-GAAP financial measures.
Q4 2022 Earnings Release and Supplemental Information — page 27

Supplemental Schedule 6

Same Store Cost to Maintain, net (1)
($ in thousands, except per home amounts) (unaudited)

Total ($ 000)	Q4 2022	Q3 2022	Q2 2022	Q1 2022	Q4 2021
R&M OpEx, net	$22,843	$27,349	$22,784	$19,799	$19,892
Turn OpEx, net	10,021	9,722	8,060	5,976	6,508
Total recurring operating expenses, net	$32,864	$37,071	$30,844	$25,775	$26,400

R&M CapEx	$26,721	$30,570	$24,934	$23,225	$23,578
Turn CapEx	11,530	11,016	9,697	7,129	7,700
Total recurring capital expenditures	$38,251	$41,586	$34,631	$30,354	$31,278

R&M OpEx, net + R&M CapEx	$49,564	$57,919	$47,718	$43,024	$43,470
Turn OpEx, net + Turn CapEx	21,551	20,738	17,757	13,105	14,208
Total Cost to Maintain, net	$71,115	$78,657	$65,475	$56,129	$57,678

Per Home ($)	Q4 2022	Q3 2022	Q2 2022	Q1 2022	Q4 2021
Total Cost to Maintain, net	$953	$1,054	$877	$752	$773

(1)Recurring R&M OpEx and Turn OpEx are presented net of applicable resident recoveries.

Total Wholly Owned Portfolio Capital Expenditure Detail
($ in thousands) (unaudited)

Total ($ 000)	Q4 2022	Q3 2022	Q2 2022	Q1 2022	Q4 2021
Recurring CapEx	$40,945	$44,556	$37,481	$32,762	$33,921
Value Enhancing CapEx	12,258	14,809	12,223	6,670	9,024
Initial Renovation CapEx	13,853	30,055	33,109	34,226	26,890
Disposition CapEx	999	1,174	1,334	1,306	676
Total Capital Expenditures	$68,055	$90,594	$84,147	$74,964	$70,511

Note: Refer to "Glossary and Reconciliations" for metric definitions and reconciliations of non-GAAP financial measures.
Q4 2022 Earnings Release and Supplemental Information — page 28

Supplemental Schedule 7

Adjusted Property Management and G&A Reconciliation
($ in thousands) (unaudited)

Adjusted Property Management Expense	Q4 2022	Q4 2021	FY 2022	FY 2021
Property management expense (GAAP)	$22,770	$20,173	$87,936	$71,597
Adjustments:
Share-based compensation expense	(1,512)	(1,273)	(6,493)	(5,427)
Adjusted property management expense	$21,258	$18,900	$81,443	$66,170

Adjusted G&A Expense	Q4 2022	Q4 2021	FY 2022	FY 2021
G&A expense (GAAP)	$16,921	$19,668	$74,025	$75,815
Adjustments:
Share-based compensation expense	(4,885)	(4,825)	(22,469)	(21,743)
Severance expense	(61)	(557)	(314)	(1,057)
Adjusted G&A expense	$11,975	$14,286	$51,242	$53,015

Note: Refer to "Glossary and Reconciliations" for metric definitions and reconciliations of non-GAAP financial measures.
Q4 2022 Earnings Release and Supplemental Information — page 29

Supplemental Schedule 8(a)

Acquisitions and Dispositions
(unaudited)
	September 30, 2022	Q4 2022 Acquisitions (1)		Q4 2022 Dispositions (2)		December 31, 2022
	Homes	Homes	Avg. Est.	Homes	Average	Homes
	Owned	Acq.	Cost Basis	Sold	Sales Price	Owned
Wholly Owned Portfolio
Western United States:
Southern California	7,789	—	$—	13	$540,192	7,776
Northern California	4,454	—	—	14	475,929	4,440
Seattle	4,087	—	—	3	340,000	4,084
Phoenix	8,906	15	490,237	7	278,950	8,914
Las Vegas	3,179	3	460,028	2	390,000	3,180
Denver	2,678	1	432,087	9	342,556	2,670
Western US Subtotal	31,093	19	482,407	48	427,524	31,064

Florida:
South Florida	8,380	52	385,441	30	405,387	8,402
Tampa	8,610	42	362,193	15	278,227	8,637
Orlando	6,458	13	301,568	14	300,857	6,457
Jacksonville	1,928	—	—	—	—	1,928
Florida Subtotal	25,376	107	366,125	59	348,254	25,424

Southeast United States:
Atlanta	12,676	6	428,756	25	245,640	12,657
Carolinas	5,368	3	328,080	12	342,042	5,359
Southeast US Subtotal	18,044	9	395,198	37	276,905	18,016

Texas:
Houston	2,112	1	328,418	9	213,417	2,104
Dallas	2,869	14	403,792	14	273,866	2,869
Texas: Subtotal	4,981	15	398,767	23	250,212	4,973

Midwest United States:
Chicago	2,541	—	—	14	207,905	2,527
Minneapolis	1,113	—	—	4	322,825	1,109
Midwest US Subtotal	3,654	—	—	18	233,443	3,636

Total / Average	83,148	150	$385,863	185	$331,192	83,113

Joint Venture Portfolio
2020 Rockpoint JV (3)	2,607	3	$383,278	—	$—	2,610
2022 Rockpoint JV (4)	131	1	319,537	—	—	132
FNMA JV (5)	502	—	—	14	458,131	488
Pathway Homes (6)	328	12	413,899	—	—	340

Note: Refer to "Glossary and Reconciliations" for metric definitions and reconciliations of non-GAAP financial measures.
Q4 2022 Earnings Release and Supplemental Information — page 30

Supplemental Schedule 8(a) (Continued)

(1)Estimated stabilized cap rates on wholly owned acquisitions during the quarter averaged 5.4%. Stabilized cap rate represents forecast nominal NOI for the 12 months following stabilization, divided by estimated cost basis.
(2)Cap rates on wholly owned dispositions during the quarter averaged 1.8%. Disposition cap rate represents actual NOI recognized in the 12 months prior to the month of disposition, divided by sales price.
(3)Represents portfolio owned by the 2020 Rockpoint JV, of which Invitation Homes owns 20.0%.
(4)Represents portfolio owned by the 2022 Rockpoint JV, of which Invitation Homes owns 16.7%.
(5)Represents portfolio owned by the FNMA JV, of which Invitation Homes owns 10.0%.
(6)Represents portfolio owned by Pathway Homes, of which Invitation Homes owned 100.0% of the property portfolio as of December 31, 2022.

Note: Refer to "Glossary and Reconciliations" for metric definitions and reconciliations of non-GAAP financial measures.
Q4 2022 Earnings Release and Supplemental Information — page 31

Supplemental Schedule 8(b)

Expected Acquisition Pipeline of New Homes from Third-Party Homebuilders — As of December 31, 2022
(unaudited)

	Pipeline as of December 31, 2022 (1)(2)	Estimated Deliveries in 2023	Estimated Deliveries in 2024	Estimated Deliveries Thereafter	Avg. Estimated Cost Basis Per Home

Southern California	127	54	54	19	$510,000
Phoenix	150	30	34	86	420,000
Tampa	523	190	54	279	320,000
Orlando	908	291	173	444	390,000
Atlanta	193	82	52	59	330,000
Carolinas	331	38	125	168	410,000
South Florida	42	40	—	2	360,000
Dallas	96	36	45	15	310,000
Total / Average	2,370	761	537	1,072	$380,000

(1)Represents the number of new homes under contract as of December 31, 2022, that are expected to be built, sold and delivered to the Company by various third-party homebuilders during a future period.
(2)Pipeline rollforward:

Pipeline as of September 30, 2022	2,440
Q4 2022 additions	14
Q4 2022 cancellations	(3)
Q4 2022 deliveries	(81)
Pipeline as of December 31, 2022	2,370

Note: Refer to "Glossary and Reconciliations" for metric definitions and reconciliations of non-GAAP financial measures.
Q4 2022 Earnings Release and Supplemental Information — page 32

Glossary and Reconciliations

Average Estimated Cost Basis
Average estimated cost basis on acquisition represents the sum of purchase price, any closing adjustments, and estimated initial renovation expenditure for an acquired home or population of homes.

Average Monthly Rent
Average monthly rent represents average monthly rental income per home for occupied properties in an identified population of homes over the measurement period, and reflects the impact of non-service rental concessions and contractual rent increases amortized over the life of the lease.

Average Occupancy
Average occupancy for an identified population of homes represents (i) the total number of days that the homes in such population were occupied during the measurement period, divided by (ii) the total number of days that the homes in such population were owned during the measurement period.

Core NOI Margin
Core NOI margin for an identified population of homes is calculated by dividing NOI by Core Revenues attributable to such population.

Core Operating Expenses
Core operating expenses for an identified population of homes reflect property operating and maintenance expenses, excluding any expenses recovered from residents.

Core Revenues
Core revenues for an identified population of homes reflects total revenues, net of any resident recoveries.

Cost to Maintain, net
Cost to maintain, net a home represents the sum of the expensed and capitalized portions of recurring repairs & maintenance and turn spend, net of resident reimbursements, as indicated in tables presented, not including the internal labor associated with such work.

Disposition CapEx
Disposition CapEx represents expenditures related to the preparation of a home for disposition after the prior tenant has moved out of the home.

EBITDA, EBITDAre, and Adjusted EBITDAre
EBITDA, EBITDAre, and Adjusted EBITDAre are supplemental, non-GAAP measures often utilized to evaluate the performance of real estate companies. The Company defines EBITDA as net income or loss computed in accordance with accounting principles generally accepted in the United States (“GAAP”) before the following items: interest expense; income tax expense; depreciation and amortization; and adjustments for unconsolidated joint ventures. National Association of Real Estate Investment Trusts ("Nareit") recommends as a best practice that REITs that report an EBITDA performance measure also report EBITDAre. The Company defines EBITDAre, consistent with the Nareit definition, as EBITDA, further adjusted for gain on sale of property, net of tax and impairment on depreciated real estate investments. Adjusted EBITDAre is defined as EBITDAre before the following items: share-based compensation expense; severance; casualty losses, net; (gains) losses on investments in equity securities, net; and other income and expenses. EBITDA, EBITDAre, and Adjusted EBITDAre are used as supplemental financial performance measures by management and by external users of the Company's financial statements, such as investors and commercial banks. Set forth below is additional detail on how management uses EBITDA, EBITDAre, and Adjusted EBITDAre as measures of performance.

Note: Refer to "Glossary and Reconciliations" for metric definitions and reconciliations of non-GAAP financial measures.
Q4 2022 Earnings Release and Supplemental Information — page 33

The GAAP measure most directly comparable to EBITDA, EBITDAre, and Adjusted EBITDAre is net income or loss. EBITDA, EBITDAre, and Adjusted EBITDAre are not used as measures of the Company's liquidity and should not be considered alternatives to net income or loss or any other measure of financial performance presented in accordance with GAAP. The Company's EBITDA, EBITDAre, and Adjusted EBITDAre may not be comparable to the EBITDA, EBITDAre, and Adjusted EBITDAre of other companies due to the fact that not all companies use the same definitions of EBITDA, EBITDAre, and Adjusted EBITDAre. Accordingly, there can be no assurance that the Company's basis for computing these non-GAAP measures is comparable with that of other companies. See below for a reconciliation of GAAP net income to EBITDA, EBITDAre, and Adjusted EBITDAre.

Funds from Operations (FFO), Core Funds from Operations (Core FFO), and Adjusted Funds from Operations (AFFO)
FFO, Core FFO, and Adjusted FFO are supplemental, non-GAAP measures often utilized to evaluate the performance of real estate companies. FFO is defined by Nareit as net income or loss (computed in accordance with GAAP) excluding gains or losses from sales of previously depreciated real estate assets, plus depreciation, amortization and impairment of real estate assets, and adjustments for unconsolidated joint ventures. In calculating per share amounts, Core FFO and AFFO reflect convertible debt securities in the form in which they were outstanding during the period.

The Company believes that FFO is a meaningful supplemental measure of the operating performance of its business because historical cost accounting for real estate assets in accordance with GAAP assumes that the value of real estate assets diminishes predictably over time, as reflected through depreciation and amortization. Because real estate values have historically risen or fallen with market conditions, management considers FFO an appropriate supplemental performance measure as it excludes historical cost depreciation and amortization, impairment on depreciated real estate investments, gains or losses related to sales of previously depreciated homes, as well non-controlling interests, from GAAP net income or loss.

The GAAP measure most directly comparable to Core FFO and Adjusted FFO is net income or loss. Core FFO and Adjusted FFO are not used as measures of the Company's liquidity and should not be considered alternatives to net income or loss or any other measure of financial performance presented in accordance with GAAP. The Company's Core FFO and Adjusted FFO may not be comparable to the Core FFO and Adjusted FFO of other companies due to the fact that not all companies use the same definition of Core FFO and Adjusted FFO. Accordingly, there can be no assurance that the Company's basis for computing this non-GAAP measures is comparable with that of other companies. See "Reconciliation of FFO, Core FFO, and Adjusted FFO" for a reconciliation of GAAP net income to FFO, Core FFO, and Adjusted FFO.

Initial Renovation CapEx
Initial renovation CapEx represents expenditures related to the first post-acquisition renovation of a home to bring the home to Invitation Homes standards and specifications.

Net Operating Income (NOI)
NOI is a non-GAAP measure often used to evaluate the performance of real estate companies. The Company defines NOI for an identified population of homes as rental revenues and other property income less property operating and maintenance expense (which consists primarily of property taxes, insurance, HOA fees (when applicable), market-level personnel expenses, repairs and maintenance, leasing costs, and marketing expense). NOI excludes: interest expense; depreciation and amortization; property management expense; general and administrative expense; impairment and other; gain on sale of property, net of tax; (gains) losses on investments in equity securities, net; other income and expenses; management fee revenues; and income from investments in unconsolidated joint ventures.

The GAAP measure most directly comparable to NOI is net income or loss. NOI is not used as a measure of liquidity and should not be considered as an alternative to net income or loss or any other measure of financial performance presented in accordance with GAAP. The Company's NOI may not be comparable to the NOI of other companies due to the fact that not all companies use the same definition of NOI. Accordingly, there can be no assurance that the Company's basis for computing this non-GAAP measure is comparable with that of other companies.

The Company believes that Same Store NOI is also a meaningful supplemental measure of the Company's operating performance for the same reasons as NOI and is further helpful to investors as it provides a more consistent measurement of the Company's performance across reporting periods by reflecting NOI for homes in its Same Store Portfolio.

See below for a reconciliation of GAAP net income to NOI for the Company's total portfolio and NOI for its Same Store Portfolio.
Note: Refer to "Glossary and Reconciliations" for metric definitions and reconciliations of non-GAAP financial measures.
Q4 2022 Earnings Release and Supplemental Information — page 34

PSF
PSF means per square foot.

Recurring Capital Expenditures or Recurring CapEx
Recurring Capital Expenditures or Recurring CapEx represents general replacements and expenditures required to preserve and maintain the value and functionality of a home and its systems as a single-family rental.

Rental Rate Growth
Rental rate growth for any home represents the percentage difference between the monthly rent from an expiring lease and the monthly rent from the next lease, and, in each case, reflects the impact of any amortized non-service rent concessions and amortized contractual rent increases. Leases are either renewal leases, where the Company's current resident chooses to stay for a subsequent lease term, or a new lease, where the Company's previous resident moves out and a new resident signs a lease to occupy the same home.

Revenue Collections
Revenue collections represent the total cash received in a given period for rental revenues and other property income (including receipt of late payments that were billed in prior months) divided by the total amounts billed in that period. When a payment plan is in place with a resident, amounts are considered to be billed at the time they would have been billed based on the terms of the original lease, not the terms of the payment plan. "Historical average" revenue collections as a percentage of billings refer to revenue collections as a percentage of billings for the period from October 2019 through and including March 2020.

Same Store / Same Store Portfolio
Same Store or Same Store portfolio includes, for a given reporting period, wholly owned homes that have been stabilized and seasoned, excluding homes that have been sold, homes that have been identified for sale to an owner occupant and have become vacant, homes that have been deemed inoperable or significantly impaired by casualty loss events or force majeure, homes acquired in portfolio transactions that are deemed not to have undergone renovations of sufficiently similar quality and characteristics as the existing Invitation Homes Same Store portfolio, and homes in markets that the Company has announced an intent to exit where the Company no longer operates a significant number of homes.

Homes are considered stabilized if they have (i) completed an initial renovation and (ii) entered into at least one post-initial renovation lease. An acquired portfolio that is both leased and deemed to be of sufficiently similar quality and characteristics as the existing Invitation Homes Same Store portfolio may be considered stabilized at the time of acquisition.

Homes are considered to be seasoned once they have been stabilized for at least 15 months prior to January 1st of the year in which the Same Store portfolio was established.

The Company believes presenting information about the portion of its portfolio that has been fully operational for the entirety of a given reporting period and its prior year comparison period provides investors with meaningful information about the performance of the Company's comparable homes across periods and about trends in its organic business.

Total Homes / Total Portfolio
Total homes or total portfolio refers to the total number of homes owned, whether or not stabilized, and excludes any properties previously acquired in purchases that have been subsequently rescinded or vacated. Unless otherwise indicated, total homes or total portfolio refers to the wholly owned homes and excludes homes owned in joint ventures.

Turnover Rate
Turnover rate represents the number of instances that homes in an identified population become unoccupied in a given period, divided by the number of homes in such population.

Note: Refer to "Glossary and Reconciliations" for metric definitions and reconciliations of non-GAAP financial measures.
Q4 2022 Earnings Release and Supplemental Information — page 35

Unsecured Facility Covenants
Unsecured facility covenants refer to financial and operating requirements that the Company must meet with respect to its $1,000 million revolving credit facility (the "Revolving Facility") and its $2,500 million term loan facility (the "2020 Term Loan Facility" and together with the Revolving Facility, the "Credit Facility"), as set forth in the Company's Amended and Restated Revolving Credit and Term Loan Agreement dated December 8, 2020 (the "Credit Agreement") and its $725 million term loan facility (the "2022 Term Loan Facility"), as set forth in the Company's Term Loan Agreement dated June 22, 2022 (the "Term Loan Agreement" and together with the Credit Agreement, the "Unsecured Credit Agreements"). The metrics provided under the "Unsecured Facilities Covenant Compliance" heading on Supplemental Schedule 2(b) show the Company's compliance with certain covenants that the Company believes are its most restrictive financial covenants, including: total leverage ratio, secured leverage ratio, unencumbered leverage ratio, fixed charge coverage ratio, and unsecured interest coverage ratio.

Total leverage ratio represents (i) total outstanding indebtedness (including the Company's pro rata share of debt in unconsolidated entities), as defined by the Unsecured Credit Agreements, divided by (ii) total asset value (including the Company's pro rata share of assets in unconsolidated entities), as defined in the Unsecured Credit Agreements. For the purpose of calculating total asset value under the terms of the Unsecured Credit Agreements, properties owned for at least one year are valued by dividing NOI by a 6% capitalization rate (the market standard for residential loans), and properties owned for less than one year are valued at either their gross book value or by dividing NOI by a 6% capitalization rate.

Secured leverage ratio represents (i) total outstanding secured indebtedness (including the Company's pro rata share of secured debt in unconsolidated entities), as defined by the Unsecured Credit Agreements, divided by (ii) total asset value (including the Company's pro rata share of assets in unconsolidated entities), as defined in the Unsecured Credit Agreements. For the purpose of calculating total asset value under the terms of the Unsecured Credit Agreements, properties owned for at least one year are valued by dividing NOI by a 6% capitalization rate (the market standard for residential loans), and properties owned for less than one year are valued at either their gross book value or by dividing NOI by a 6% capitalization rate.

Unencumbered leverage ratio represents (i) total outstanding unsecured indebtedness (including the Company's pro rata share of unsecured debt in unconsolidated entities), as defined by the Unsecured Credit Agreements, divided by (ii) unencumbered asset value, as defined in the Unsecured Credit Agreements. For the purpose of calculating unencumbered asset value under the terms of the Unsecured Credit Agreements, properties owned for at least one year are valued by dividing NOI by a 6% capitalization rate (the market standard for residential loans), and properties owned for less than one year are valued at either their gross book value or by dividing NOI by a 6% capitalization rate.

Fixed charge coverage ratio represents (i) the trailing four quarters' EBITDA (including the Company's pro rata share of EBITDA from unconsolidated entities), as defined by the Unsecured Credit Agreements, divided by (ii) the trailing four quarters' fixed charges (including the Company's pro rata share of fixed charges in unconsolidated entities), as defined in the Unsecured Credit Agreements. Fixed charges include cash interest expense, regularly scheduled principal payments, and preferred stock or preferred OP unit dividends.

Unsecured interest coverage ratio represents (i) the trailing four quarters' unencumbered NOI, as defined by the Unsecured Credit Agreements, divided by (ii) the trailing four quarters' total unsecured interest expense (including the Company's pro rata share of interest expense from unsecured debt in unconsolidated entities), as defined in the Unsecured Credit Agreements.

The metrics set forth under the "Unsecured Facilities Covenant Compliance" heading on Supplemental Schedule 2(b), and described above, are provided only to show the Company's compliance with these covenants. These metrics should not be used for any other purpose, including without limitation to evaluate the Company's financial condition or results of operations, nor do they indicate the Company's covenant compliance as of any other date or for any other period. These metrics, or components of these metrics described above, may be defined differently in the Unsecured Credit Agreements than similarly named metrics are defined by the Company in its Earnings Release and Supplemental Information for the purposes of evaluating its financial conditions or results of operations. For a more complete and detailed description of the covenants contained in the Company's Unsecured Credit Agreements, see Exhibit 10.1 to the Company’s Current Report on Form 8-K (File No. 001-38004) filed on December 9, 2020 and Exhibit 10.1 to the Company's Current Report on Form 8-K (File No. 001-38004) filed on June 22, 2022.
The breach of any of the covenants set forth in the Unsecured Credit Agreements could result in a default of the Company's indebtedness related to its Revolving Facility and Term Loan Facilities, which could cause those obligations to become due and payable. The Company's ability to comply with these covenants may be affected by changes in the Company's operating and financial performance,
Note: Refer to "Glossary and Reconciliations" for metric definitions and reconciliations of non-GAAP financial measures.
Q4 2022 Earnings Release and Supplemental Information — page 36 changes in general business and economic conditions, adverse regulatory developments, or other events adversely impacting it. If any of the Company's indebtedness is accelerated, the Company may not be able to repay it. For risks related to failure to comply with covenants, see Part I. Item 1A. “Risk Factors” in the Company's Annual Report on Form 10-K for the year ended December 31, 2021, as such factors may be updated from time to time in its periodic filings with the SEC.

Unsecured Public Bond Covenants
Unsecured public bond covenants refer to financial and operating requirements that the Company must meet with respect to its senior notes, as set forth in the Company's Supplemental Indentures to the Base Indenture for its Senior Notes (together, the "Indenture"). The metrics provided under the "Unsecured Public Bond Covenant Compliance" heading on Supplemental Schedule 2(b) show the Company's compliance with certain covenants that the Company believes are its most restrictive financial covenants, including: aggregate debt ratio, secured debt ratio, unencumbered assets ratio, and debt service ratio.

Aggregate debt ratio represents (i) total debt, as defined by the Indenture, divided by (ii) total assets, including the undepreciated book value of real estate assets and some tangible non-real estate assets, as defined by the Indenture.

Secured debt ratio represents (i) secured debt, as defined by the Indenture, divided by (ii) total assets, including the undepreciated book value of real estate assets and some tangible non-real estate assets, as defined by the Indenture.

Unencumbered assets ratio represents (i) total unencumbered assets, not including investments in unconsolidated joint ventures, as defined in the Indenture, divided by (ii) unsecured debt, as defined by the Indenture.

Debt service ratio represents (i) consolidated income available for debt service, as defined by the Indenture, divided by (ii) annual service charge for the trailing four quarters, calculated on a pro forma basis as if transactions during the period had occurred at the beginning of the period, as defined in the Indenture. Annual service charge includes interest expense and amortization of original issue discounts on debt, and excludes funded interest reserves, amortization of DFCs, and select nonrecurring charges.

The metrics set forth under the "Unsecured Public Bond Covenant Compliance" heading on Supplemental Schedule 2(b), and described above, are provided only to show the Company's compliance with these covenants. These metrics should not be used for any other purpose, including without limitation to evaluate the Company's financial condition or results of operations, nor do they indicate the Company's covenant compliance as of any other date or for any other period. These metrics, or components of these metrics described above, may be defined differently in the Indenture than similarly named metrics are defined by the Company in its Earnings Release and Supplemental Information for the purposes of evaluating its financial conditions or results of operations. For a more complete and detailed description of the covenants contained in the Company's Unsecured Public Bond Agreements, see Exhibit 4.2 and/or 4.3 to the Company’s Current Report on Form 8-K (File No. 001-38004) filed on August 6, 2021, November 5, 2021, and April 5, 2022.

The breach of any of the covenants set forth in the Indenture could result in a default of the Company's indebtedness related to its senior notes, which could cause those obligations to become due and payable. The Company's ability to comply with these covenants may be affected by changes in the Company's operating and financial performance, changes in general business and economic conditions, adverse regulatory developments, or other events adversely impacting it. If any of the Company's indebtedness is accelerated, the Company may not be able to repay it. For risks related to failure to comply with covenants, see Part I. Item 1A. “Risk Factors” in the Company's Annual Report on Form 10-K for the year ended December 31, 2021, as such factors may be updated from time to time in its periodic filings with the SEC.

Value Enhancing CapEx
Value enhancing CapEx represents re-investment in stabilized homes, above and beyond general replacements to preserve and maintain the value and functionality of a home, for the purpose of enhancing expected risk-adjusted returns.

Note: Refer to "Glossary and Reconciliations" for metric definitions and reconciliations of non-GAAP financial measures.
Q4 2022 Earnings Release and Supplemental Information — page 37

Reconciliation of Total Revenues to Same Store Core Revenues, Quarterly
(in thousands) (unaudited)

	Q4 2022	Q3 2022	Q2 2022	Q1 2022	Q4 2021
Total revenues (Total Portfolio)	$579,836	$568,675	$557,300	$532,310	$520,225
Management fee revenues	(3,326)	(3,284)	(2,759)	(2,111)	(1,753)
Total portfolio resident recoveries	(32,639)	(31,260)	(29,394)	(28,762)	(26,967)
Total Core Revenues (Total Portfolio)	543,871	534,131	525,147	501,437	491,505
Non-Same Store Core Revenues	(52,846)	(49,294)	(45,033)	(38,203)	(34,995)
Same Store Core Revenues	$491,025	$484,837	$480,114	$463,234	$456,510

Reconciliation of Total Revenues to Same Store Core Revenues, FY
(in thousands) (unaudited)

	FY 2022	FY 2021
Total revenues (Total Portfolio)	$2,238,121	$1,996,615
Management fee revenues	(11,480)	(4,893)
Total portfolio resident recoveries	(122,055)	(105,755)
Total Core Revenues (Total Portfolio)	2,104,586	1,885,967
Non-Same Store Core Revenues	(185,376)	(124,456)
Same Store Core Revenues	$1,919,210	$1,761,511

Reconciliation of Property Operating and Maintenance Expenses to Same Store Core Operating Expenses, Quarterly
(in thousands) (unaudited)

	Q4 2022	Q3 2022	Q2 2022	Q1 2022	Q4 2021
Property operating and maintenance expenses (Total Portfolio)	$209,615	$203,787	$190,680	$182,269	$177,883
Total Portfolio resident recoveries	(32,639)	(31,260)	(29,394)	(28,762)	(26,967)
Core Operating Expenses (Total Portfolio)	176,976	172,527	161,286	153,507	150,916
Non-Same Store Core Operating Expenses	(14,901)	(15,553)	(13,599)	(13,151)	(11,591)
Same Store Core Operating Expenses	$162,075	$156,974	$147,687	$140,356	$139,325

Reconciliation of Property Operating and Maintenance Expenses to Same Store Core Operating Expenses, FY
(in thousands) (unaudited)

	FY 2022	FY 2021
Property operating and maintenance expenses (Total Portfolio)	$786,351	$706,162
Total Portfolio resident recoveries	(122,055)	(105,755)
Core Operating Expenses (Total Portfolio)	664,296	600,407
Non-Same Store Core Operating Expenses	(57,204)	(41,598)
Same Store Core Operating Expenses	$607,092	$558,809

Note: Refer to "Glossary and Reconciliations" for metric definitions and reconciliations of non-GAAP financial measures.
Q4 2022 Earnings Release and Supplemental Information — page 38

Reconciliation of Net Income to Same Store NOI, Quarterly
(in thousands) (unaudited)

	Q4 2022	Q3 2022	Q2 2022	Q1 2022	Q4 2021
Net income available to common stockholders	$100,426	$79,032	$110,815	$92,395	$74,476
Net income available to participating securities	146	147	148	220	67
Non-controlling interests	290	250	542	388	328
Interest expense	78,409	76,454	74,840	74,389	79,121
Depreciation and amortization	163,318	160,428	158,572	155,796	151,660
Property management expense	22,770	22,385	21,814	20,967	20,173
General and administrative	16,921	20,123	19,342	17,639	19,668
Impairment and other(1)	5,823	20,004	1,355	1,515	3,046
Gain on sale of property, net of tax	(21,213)	(23,952)	(27,508)	(18,026)	(14,558)
(Gains) losses on investments in equity securities, net	(61)	796	172	3,032	3,597
Other, net	(344)	8,372	3,827	(594)	2,654
Management fee revenues	(3,326)	(3,284)	(2,759)	(2,111)	(1,753)
Loss from investments in unconsolidated joint ventures	3,736	849	2,701	2,320	2,110
NOI (Total Portfolio)	366,895	361,604	363,861	347,930	340,589
Non-Same Store NOI	(37,945)	(33,741)	(31,434)	(25,052)	(23,404)
Same Store NOI	$328,950	$327,863	$332,427	$322,878	$317,185

Reconciliation of Net Income to Same Store NOI, FY
(in thousands) (unaudited)

	FY 2022	FY 2021
Net income available to common stockholders	$382,668	$261,098
Net income available to participating securities	661	327
Non-controlling interests	1,470	1,351
Interest expense	304,092	322,661
Depreciation and amortization	638,114	592,135
Property management expense	87,936	71,597
General and administrative	74,025	75,815
Impairment and other(1)	28,697	8,676
Gain on sale of property, net of tax	(90,699)	(60,008)
Losses on investments in equity securities, net	3,939	9,420
Other, net	11,261	5,835
Management fee revenues	(11,480)	(4,893)
Loss from investments in unconsolidated joint ventures	9,606	1,546
NOI (Total Portfolio)	1,440,290	1,285,560
Non-Same Store NOI	(128,172)	(82,858)
Same Store NOI	$1,312,118	$1,202,702

(1)Includes $5.0 million and $24.0 million of net estimated losses and damages related to Hurricanes Ian and Nicole for the fourth quarter and year ended December 31, 2022, respectively.

Note: Refer to "Glossary and Reconciliations" for metric definitions and reconciliations of non-GAAP financial measures.
Q4 2022 Earnings Release and Supplemental Information — page 39

Reconciliation of Net Income to Adjusted EBITDAre
(in thousands, unaudited)

	Q4 2022	Q4 2021	FY 2022	FY 2021
Net income available to common stockholders	$100,426	$74,476	$382,668	$261,098
Net income available to participating securities	146	67	661	327
Non-controlling interests	290	328	1,470	1,351
Interest expense	78,409	79,121	304,092	322,661
Interest expense in unconsolidated joint ventures	2,743	540	3,581	1,209
Depreciation and amortization	163,318	151,660	638,114	592,135
Depreciation and amortization of investments in unconsolidated joint ventures	2,372	565	5,838	1,304
EBITDA	347,704	306,757	1,336,424	1,180,085
Gain on sale of property, net of tax	(21,213)	(14,558)	(90,699)	(60,008)
Impairment on depreciated real estate investments	72	—	310	650
Net gain on sale of investments in unconsolidated joint ventures	(298)	(250)	(865)	(1,050)
EBITDAre	326,265	291,949	1,245,170	1,119,677
Share-based compensation expense	6,397	6,098	28,962	27,170
Severance	61	557	314	1,057
Casualty losses, net(1)(2)	5,849	3,046	28,485	8,026
(Gains) losses on investments in equity securities, net	(61)	3,597	3,939	9,420
Other, net(3)	(344)	2,654	11,261	5,835
Adjusted EBITDAre	$338,167	$307,901	$1,318,131	$1,171,185

(1)Includes $5.0 million and $24.0 million of net estimated losses and damages related to Hurricanes Ian and Nicole for the fourth quarter and year ended December 31, 2022, respectively.
(2)Includes the Company's share from unconsolidated joint ventures.
(3)Includes interest income and other miscellaneous income and expenses.
Note: Refer to "Glossary and Reconciliations" for metric definitions and reconciliations of non-GAAP financial measures.
Q4 2022 Earnings Release and Supplemental Information — page 40

Reconciliation of Net Debt / Trailing Twelve Months (TTM) Adjusted EBITDAre
(in thousands, except for ratio) (unaudited)

	As of		As of
	December 31, 2022		December 31, 2021
Mortgage loans, net	$1,645,795		$3,055,853
Secured term loan, net	401,530		401,313
Unsecured notes, net	2,518,185		1,921,974
Term loan facility, net	3,203,567		2,478,122
Revolving facility	—		—
Convertible senior notes, net	—		141,397
Total Debt per Balance Sheet	7,769,077		7,998,659
Retained and repurchased certificates	(88,564)		(159,110)
Cash, ex-security deposits and letters of credit (1)	(275,989)		(649,722)
Deferred financing costs, net	51,076		50,146
Unamortized discounts on note payable	13,518		13,605
Net Debt (A)	$7,469,118		$7,253,578

	For the TTM Ended		For the TTM Ended
	December 31, 2022		December 31, 2021
Adjusted EBITDAre (B)	$1,318,131		$1,171,185

Net Debt / TTM Adjusted EBITDAre (A / B)	5.7	x	6.2	x

(1)Represents cash and cash equivalents and the portion of restricted cash that excludes security deposits and letters of credit

Components of Non-Cash Interest Expense (Wholly Owned)
(in thousands) (unaudited)

	Q4 2022	Q4 2021	FY 2022	FY 2021
Amortization of discounts on notes payable	$399	$935	$1,653	$6,244
Amortization of deferred financing costs	3,909	3,387	15,014	13,126
Change in fair value of interest rate derivatives	18	23	81	129
Amortization of swap fair value at designation	2,333	4,246	9,405	14,531
Total non-cash interest expense	$6,659	$8,591	$26,153	$34,030

Note: Refer to "Glossary and Reconciliations" for metric definitions and reconciliations of non-GAAP financial measures.
Q4 2022 Earnings Release and Supplemental Information — page 41